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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended November 30, 2005 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income: $19,847
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: December 23, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

November 30, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$344,437
Restricted cash	24,008
Accounts receivables, net	107,401
Receivable for securities	25,129
Other current assets	181,168

Total current assets	682,143

Noncurrent assets:
Restricted cash	266,511
Investments in equity affiliates	7,610
Receivable from Non-Filing Entities	731,125
Property and equipment, net	4,235,299
Intangible assets, net	7,059,789
Other noncurrent assets, net	82,879

Total assets	$13,065,356

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$118,868
Subscriber advance payments and deposits	31,851
Accrued liabilities	538,272
Deferred income	23,458
Current portion of parent and subsidiary debt	834,206

Total current liabilities	1,546,655

Noncurrent liabilities:
Other liabilities	34,899
Deferred income	58,406
Deferred income taxes	827,457

Total noncurrent liabilities	920,762
Liabilities subject to compromise	18,463,257

Total liabilities	20,930,674

Minority's interest in equity of subsidiary	74,325
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,154
Accumulated other comprehensive income	42
Accumulated deficit	(17,481,847)
Treasury stock, at cost	(27,937)

Total stockholders' equity	(7,939,643)

Total liabilities and stockholders' equity	$13,065,356

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended November 30, 2005	Forty-one Months Ended November 30, 2005
Revenue	$340,914	$12,919,896
Cost and expenses:
Direct operating and programming	213,417	8,321,424
Selling, general and administrative	34,715	991,151
Investigation, re-audit and sale transaction costs	1,005	250,375
Depreciation and amortization	71,888	3,714,461
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets, net	42	(10,553)

Total costs and expenses	321,067	15,444,953

Operating income (loss)	19,847	(2,525,057)
Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $116,647 and $4,130,185 during November 2005 and during the forty-one months ended November 30, 2005, respectively)	(49,995)	(1,500,979)
Impairment of cost and available for sale investments	—	(18,282)
Other income (expense), net	784	(335,310)

Total other expense, net	(49,211)	(1,854,571)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(29,364)	(4,379,628)
Reorganization expenses due to bankruptcy	(9,104)	(283,061)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(38,468)	(4,662,689)
Income tax expense	—	(291,596)
Share of losses of equity affiliates, net	580	(122,126)
Minority's interest in loss of subsidiary	1,578	74,266

Loss from continuing operations before cumulative effect of accounting change	(36,310)	(5,002,145)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)

Loss before cumulative effect of accounting change	(36,310)	(5,130,894)
Cumulative affect of accounting change	—	(262,847)

Net loss	(36,310)	(5,393,741)
Beneficial conversion feature	—	(19,419)

Net loss applicable to common stockholders	$(36,310)	$(5,413,160)

Basic and diluted loss per weighted average share of common stock	$(0.14)	$(21.33)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended November 30, 2005	Forty-one Months Ended November 30, 2005
Cash flows from operating activities:
Net loss	$(36,310)	$(5,393,741)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,888	3,714,461
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets	42	(10,553)
Amortization of debt issuance costs	279	111,379
Impairment of cost and available-for-sale investments	—	18,282
Provision for government settlement	—	400,794
Reorganization expenses due to bankruptcy	9,104	283,061
Deferred tax expense	—	313,563
Share of losses of equity affiliates, net	(580)	122,126
Minority's interest in loss of subsidiary	(1,578)	(74,266)
Other noncash gains	(542)	9,116
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	16,053	(116,662)

Net cash provided by operating activities before payment of reorganization expenses	58,356	1,907,770
Reorganization expenses paid during the period	(7,880)	(264,177)

Net cash provided by operating activities	50,476	1,643,593

Cash flows from investing activities:
Expenditures for property, plant and equipment	(52,449)	(2,169,561)
Change in restricted cash	(678)	(288,391)
Proceeds from sale of investments	—	319,789
Other	353	88,384

Net cash used in investing activities	(52,774)	(2,049,779)

Cash flows from financing activities:
Proceeds from debt	20,000	1,963,750
Repayments of debt	(1,310)	(1,240,222)
Payment of debt issuance costs	—	(111,252)

Net cash provided by financing activities	18,690	612,276

Change in cash and cash equivalents	16,392	206,090
Cash and cash equivalents, beginning of period	328,045	138,347

Cash and cash equivalents, end of period	$344,437	$344,437

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background and Basis of Presentation

        Adelphia Communications Corporation ("Adelphia") and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On October 6 and November 15, 2005, certain additional subsidiaries filed voluntary petitions to reorganize at which time they became part of the Debtors and the Chapter 11 Cases. Adelphia has entered into definitive agreements with Time Warner NY Cable LLC ("TW NY") and Comcast Corporation ("Comcast") providing for the sale of substantially all of the Company's U.S. assets. For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of November 30, 2005 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications. As of and for the month ended November 30, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders' equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

        In May 2002, certain members of the family of John J. Rigas ("Rigas Family") resigned from their positions as directors and executive officers of the Company. In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities"). The Rigas Family Entities include certain cable television entities owned by the Rigas Family that are subject to co-borrowing arrangements with the Company (the "Rigas Co-Borrowing Entities"), as well as other Rigas Family entities (the "Other Rigas Entities"). Pursuant to the Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the "District Court") on June 8, 2005 (the "Forfeiture Order"), all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport Television Cable Co. ("Coudersport") and Bucktail Broadcasting Corporation ("Bucktail")), certain specified real estate

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to an agreement between the Company and United States Attorney's Office for the Southern District of New York (the "U.S. Attorney") dated April 25, 2005 (the "Non-Prosecution Agreement") discussed in Note 7.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission ("SEC") on October 6, 2005 ("2004 Annual Report") and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005. The Company's website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC's website (www.sec.gov) to access these reports. The Company has not completed the preparation of financial statements for periods subsequent to September 30, 2005 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy Proceedings and Sale of Assets of the Company

Overview

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11. The Debtors, which include Century and the subsequent filers, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled. On November 7, 2005, the ad hoc committee of Arahova noteholders (the "Arahova Noteholders' Committee") filed a motion seeking, among other things, to terminate the Exclusive Period with respect to Arahova Communication, Inc. ("Arahova") and certain of its subsidiaries. For additional information, see Note 7.

        The Debtors have filed several proposed joint plans of reorganizations and related disclosure statements with the Bankruptcy Court. The Debtors most recently filed their proposed Fourth Amended Joint Plan of Reorganization (the "Plan") and related proposed Fourth Amended Disclosure Statement (the "Disclosure Statement") with the Bankruptcy Court on November 21, 2005. The Plan contemplates, among other things, consummation of the Sale Transaction and distribution of the cash and Class A common stock of TWC (the "TWC Class A Common Stock") received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan. The Plan and Disclosure Statement also include disclosures and modifications to reflect rulings of the Bankruptcy Court or settlements with certain parties objecting to approval of the Disclosure Statement. By order dated November 23, 2005, the Bankruptcy Court approved the Disclosure Statement. By December 12, 2005, the Debtors completed the mailing of the solicitation packages. The voting deadline generally is February 3, 2006. The confirmation hearing on the Plan is scheduled to begin on February 22, 2006.

Sale of Assets

        Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase substantially all of the Company's U.S. assets and assume certain of its liabilities (the "Sale Transaction"). Upon the closing of the Sale Transaction, Adelphia will receive approximately $12.7 billion in cash and shares of TWC Class A Common Stock, which are expected to represent 16% of the outstanding equity securities of TWC as of the closing and to be listed on the New York Stock Exchange. Such percentage: (i) assumes the redemption of Comcast's interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (as defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration. The purchase price payable by TW NY and Comcast is subject to certain adjustments. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. ("Time Warner"). TWC and Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast's investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC ("TWE"). The Sale Transaction does not include the Company's interest in Century/ML Cable Venture ("Century/ML Cable"), a joint venture that owns and operates cable systems in Puerto Rico, which Century and ML Media Partners, L.P. ("ML Media") sold to San Juan Cable, LLC ("San Juan Cable") effective October 31, 2005. For additional information see Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        As part of the Sale Transaction, Adelphia has agreed to transfer to TW NY and Comcast the assets related to the cable systems that are nominally owned by the Rigas Co-Borrowing Entities and are managed by the Company (such Rigas Co-Borrowing Entities, are herein referred to as the "Managed Cable Entities"). Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) have been forfeited to the United States. Pursuant to the Non-Prosecution Agreement, the Company expects to obtain ownership (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) of all of the Rigas Co-Borrowing Entities other than two small entities (Coudersport and Bucktail) and, accordingly, Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Managed Cable Entities (other than Coudersport and Bucktail) as part of the Sale Transaction. If the Company is unable to transfer all of the assets of the Managed Cable Entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and $390,000,000, respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY within 15 months of the closing. Adelphia believes that the failure to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase price reduction of approximately $23,000,000, reflecting a reduction to the purchase price payable by TW NY of approximately $15,000,000 and by Comcast of approximately $8,000,000.

        Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the "FCC") to the transfer of certain licenses and any applicable approvals of local franchising authorities to the change in ownership of the cable systems operated by the Company, to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the "DoJ"); (viii) the absence of any material adverse effect with respect to (a) TWC's business and (b) certain significant components of the Company's business (without taking into consideration any loss of subscribers by the Company's business (or the results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company's cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P.("Century-TCI"), Parnassos Communications, L.P. ("Parnassos") and Western NY Cablevision L.P. ("Western NY Cablevision"); and (xii) the provision of certain audited and unaudited financial information by Adelphia.

        The closing under each purchase agreement is also conditioned on a contemporaneous closing under the other purchase agreement. However, pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast's purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals (the "Expanded Transaction"). In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast's allocable share of the liabilities of Century-TCI, Parnassos and Western NY Cablevision, which shall not be less than $549,000,000 or more than $600,000,000. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast's investments in TWC and TWE, as described above. There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the transaction contemplated by the letter agreement.

        The purchase agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the purchase agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

        The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia's Current Report on Form 8-K filed with the SEC on April 25, 2005. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

Confirmation of Plan of Reorganization

        For the Plan to be confirmed and become effective, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving the Disclosure Statement as containing "adequate information;"

  •
  solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

  •
  obtain an order from the Bankruptcy Court confirming the Plan; and

  •
  consummate the Plan.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        By order dated November 23, 2005, the Bankruptcy Court approved the Disclosure Statement as containing "adequate information." By December 12, 2005, the Debtors completed the mailing of the solicitation packages. Before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the Plan or (ii) the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Pre-petition Obligations

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors' estates. A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of the bar date, approximately 17,000 proofs of claim asserting in excess of $3.2 trillion in claims were filed, and as of November 30, 2005, approximately 18,000 proofs of claim asserting approximately $3.8 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete. As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

        The Debtors have filed numerous omnibus objections that address $3.7 trillion in claims, consisting primarily of duplicative claims. Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. Additional omnibus objections may be filed as the claims resolution process continues.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Debtor-in-Possession Credit Facility

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the "First Extended DIP Facility"), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the "Second Extended DIP Facility"), which amended and restated the First Extended DIP Facility in its entirety. For additional information, see Note 4.

Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing. Following the Bankruptcy Court's approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $58,267,000 during the second quarter of 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other expenses.

Going Concern

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

  •
  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise if the Sale Transaction is not consummated, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until the Bankruptcy Court confirms a plan of reorganization;

  •
  extending the Second Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Second Extended DIP Facility. A failure to obtain an extension to the Second Extended DIP Facility would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  remaining in compliance with the financial and other covenants of the Second Extended DIP Facility, including its limitations on capital expenditures and its financial covenants through the effective date of a plan of reorganization;

  •
  being able to successfully implement the Company's business plans, decrease basic subscriber losses and offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of customer and vendor relationships;

  •
  resolving material litigation;

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  motivating and retaining key executives and employees.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

November 30, 2005
Parent and subsidiary debt	$11,560,585
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	927,059
Accrued liabilities	1,250,444
Series B Preferred Stock	148,794

Liabilities subject to compromise	$18,463,257

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the deferred issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Reorganization Expenses Due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company's emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO") of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors' emergence from bankruptcy. The value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. These equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the "Board"). As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia's board of directors and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

Note 3. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Forty-one months ended November 30, 2005
Intangible assets, net (a)	$2,059,073
Other assets—Convergence (b)	49,756

Impairment of long-lived assets	$2,108,829

(a)
Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company, as a result of its annual impairment test, recorded additional impairments of $12,426,000, $77,241,000 and $641,000 in 2005, 2004 and 2003, respectively, related to franchise rights.

(b)
Other Assets

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

Note 4. Debt

        The carrying value of the Company's debt is summarized below as of November 30, 2005 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Second Extended DIP Facility (a)	$815,352
Capital lease obligations	18,848
Unsecured other subsidiary debt	6

Current portion of parent and subsidiary debt	$834,206

Liabilities subject to compromise
Parent debt—unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,424

Total subsidiary debt	4,774,112

Deferred financing fees	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	11,560,585

Co-Borrowing Facilities (d) (Note 2)	4,576,375

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(a)
Second Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (the "Loan Parties") entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superseded and replaced in its entirety the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superseded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility consists of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness outstanding under the First Extended DIP Facility, including accrued and unpaid interest, and certain fees and expenses. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

        On March 9, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales. On May 27, 2005 and July 6, 2005, certain Loan Parties made mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,272,891,000, with the total commitment of the Tranche A Loan being reduced to $773,559,000. As of November 30, 2005, $316,020,000 under the Tranche A Loan has been drawn and letters of credit totaling $81,750,000 have been issued under the Tranche A Loan, leaving availability of $375,789,000 under the Tranche A Loan. Furthermore, as of November 30, 2005, the entire $499,332,000 under the Tranche B Loan has been drawn.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On December 21, 2005, the Loan Parties entered into Amendment No. 5 to the Second Extended DIP Facility ("Amendment No. 5"). Under the terms of Amendment No. 5, the lenders under the Second Extended DIP Facility (the "DIP Lenders") have agreed to waive compliance by the Loan Parties with a provision of the Second Extended DIP Facility that would otherwise restrict the Loan Parties from making a Pre-Petition Payment (as defined in the DIP Credit Agreement) to a particular local franchising authority in connection with the settlement of certain ongoing disputes between such local franchising authority and certain of the Loan Parties. In addition, under the terms of Amendment No. 5, the DIP Lenders have agreed to allow the Loan Parties to make up to $10,000,000 in Investments (as defined in the DIP Credit Agreement) in Century/ML Cable in respect of certain obligations incurred by certain Loan Parties on behalf of Century/ML Cable prior to the completion of the sale of Century/ML Cable to San Juan Cable.

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility and Amendment No. 5 does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility or Amendment No. 5, and is qualified in its entirety by reference to the Second Extended DIP Facility and Amendments No. 1, 3, 4 and 5 thereto, copies of which are attached as exhibits to Adelphia's Current Reports on Form 8-K filed with the SEC on February 25, 2005, April 13, 2005, May 25, 2005, August 25, 2005 and December 23, 2005, respectively.

(b)
Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c)
Convertible Subordinated Notes

        At November 30, 2005, the convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. The Rigas Family Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in any securities of the Company were forfeited to the United States on June 8, 2005, and such securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the Non-Prosecution Agreement. The Company will recognize the benefits of such conveyance when it occurs. For additional information, see Note 7.

(d)
Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at November 30, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Amounts outstanding pursuant to the Co-Borrowing Facilities as of November 30, 2005 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at November 30, 2005	7.59%

Note 5. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 6. Century/ML

Bankruptcy filing and sale of Century/ML Cable

        On September 30, 2002, Century/ML Cable, a 50/50 joint venture between Century and ML Media filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia, and since October 2002, Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

        On June 3, 2005, Century and ML Media entered into an interest acquisition agreement ("IAA") to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed its plan of reorganization (the "Century/ML Plan") and its related disclosure statement (the "Century/ML Disclosure Statement") with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable was consummated and the Century/ML Plan became effective. Neither the sale of Century/ML Cable to San Juan Cable nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. The Company is evaluating the appropriate accounting treatment related to the gain on the sale of Century/ML Cable and as such, the Company has deferred the gain in the accompanying unaudited consolidated financial statements. For additional information regarding the proceeds from the sale of Century/ML Cable, see Note 8.

Note 7. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia's board of directors (none of whom remain with the Company).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors' Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the "Restitution Fund"); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the "Excluded Parties"), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC). On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record. He is scheduled to be sentenced on March 3, 2006.

        The Company's contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company's contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of: (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization. The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

        The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company's cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to convey to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family Entities, certain specified real estate forfeited by the Rigas Family and any securities of the Company that were directly or indirectly owned by the Rigas Family prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order). A condition precedent to the Company's obligation to make the contribution to the Restitution Fund

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

described in the preceding paragraph is the Company's receipt of title to the Rigas Co-Borrowing Entities, certain specified real estate and any securities described above forfeited by the Rigas Family and Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Rigas Co-Borrowing Entities anticipated to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims), represent the overwhelming majority of the Rigas Co-Borrowing Entities' subscribers and value.

        Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC's claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC's claims.

        The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court. Adelphia's consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court and the District Court approving these settlements. The order of the District Court approving Adelphia's consent to the final judgment in the SEC Civil Action has not been appealed. Although appeals of the Bankruptcy Court's order are still pending, the appeals of the District Court's approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the United States Court of Appeals for the Second Circuit (the "Second Circuit").

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the "Rigas Civil Action"). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations ("RICO") Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the "Amended Complaint"). The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family's improper conduct and attorneys' fees.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the "Adelphia-Rigas Settlement Agreement"), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 ("Interim Management Services"); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family's (other than the Excluded Parties') interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable; and (v) within ten business days of the date on which the Forfeiture Order is entered, dismiss the Rigas Civil Action except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

        Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

        This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court's approval remain pending.

        In June 2005, the Company paid and expensed the additional $11,500,000 in legal defense costs. The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

        The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the "Rigas Criminal Action"). On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals. On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record. He is scheduled to be sentenced on March 3, 2006.

        The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

        On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the "Government-Rigas Settlement Agreement") pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company's publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

        Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States on June 8, 2005, and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the Non-Prosecution Agreement. On August 19, 2005, the Company filed a petition with the District Court seeking an order conveying title to these assets and securities to the Company. Since that time, petitions have been filed by three lending banks, each asserting an interest in the Rigas Co-Borrowing Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal. In addition, petitions have been filed by two local franchising authorities with respect to two of the Rigas Co-Borrowing Entities and by two mechanic's lienholders with respect to two of the forfeited real properties. A status report from the government to the District Court regarding the forfeiture proceedings is due on January 6, 2006.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. On May 27, 2005 and August 16, 2005, the District Court granted in part and denied in part some of the pending motions and provided the plaintiffs limited ability to replead the dismissed claims. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys' fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        No pleadings have been filed in the adversary proceeding since September 2003.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. Adelphia and Century were held in contempt of that order in early 2001.

        In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership then owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a pre-petition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages," which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        ML Media has alleged that it is entitled to elect recovery of either $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

        On June 3, 2005, Century and ML Media entered into the IAA to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the Century/ML Disclosure Statement with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable was consummated and the Century/ML Plan became effective. ML Media may elect to receive a distribution of up to $70,000,000 from the proceeds of the sale of Century/ML Cable to San Juan Cable, conditioned on a distribution of the same amount to Century. Neither the sale of Century/ML Cable to San Juan Cable nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 3.25% subordinated notes (collectively, the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia. The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

        Subsequent to entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia. The indenture trustee for the Adelphia senior notes (the "Senior Notes Trustee"), together with other constituents, disputed this position.

        On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute (the "X Clause Litigation Motion"). Objections to the X Clause Litigation Motion were filed on December 13, 2005 by the Senior Notes Trustee, the Creditors' Committee and others.

        On December 19, 2005, following a hearing, the Bankruptcy Court granted the X Clause Litigation Motion, finding that the X Clause dispute was ripe for adjudication and directing the interested parties to litigate the dispute prior to plan confirmation (the "X Clause Pre-Confirmation Litigation"). The Bankruptcy Court further directed that, in addition to the X Clause Plaintiffs and the Senior Notes Trustee, any other party interested in participating in the X Clause Pre-Confirmation Litigation may do so. Discovery in connection with the X Clause Pre-Confirmation Litigation has not yet commenced.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks, California (the "City") from denying permits on the grounds that the Company failed to seek the City's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City for use in the operation of the Company's cable business in the City.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        On March 25, 2002, the City and Ventura County (the "County") commenced an action (the "Thousand Oaks Action") against the Company and Verizon Media Ventures in California State Court alleging that Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises and that the Company's participation in the transaction amounted to actionable tortious interference with those franchises. The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the City's and County's application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City and the County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the City and the County. The Company appealed the May 14, 2002 Order and, on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order. On July 11, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions. A settlement conference was held on October 20, 2005, before the magistrate judge. The parties continue to engage in settlement discussions in an effort to resolve the dispute.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia's motion to dismiss and dismissed the adversary proceeding on May 3, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court's May 3, 2005 order. Mr. Dibbern appealed the May 3, 2005 order dismissing his claims to the District Court. In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern's claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern's breach of contract, fraud and unjust enrichment claims. These three claims will proceed in the Bankruptcy Court. Adelphia filed its answer on October 14, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors' right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors' Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors' Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the "Pre-petition Lender Litigation"). The Debtors are nominal plaintiffs in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things: (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act. Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues. The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the "Intervenor Complaint") against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the "Additional Claims").

        On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint. The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004. In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors' Committee for standing to prosecute the claims asserted by the Creditors' Committee. The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. Subsequent to issuance of this decision, several defendants filed, among other things, motions to withdraw the reference for the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court. These motions are currently pending.

        Under the Plan, the Debtors may seek to compromise and settle, in part, the Pre-petition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Non-Agent Banks' Declaratory Judgment

        On September 30, 2005, certain non-agent pre-petition lenders of the Debtors filed a declaratory judgment action against the Debtors in the Bankruptcy Court seeking, among other things, the enforcement of asserted indemnification rights and rights to fees and expenses. No responses have been filed regarding this complaint.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, which were spun off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished.

        On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint") which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration. On May 13, 2005, the court entered an amended pretrial scheduling order extending the time for discovery and scheduled a pretrial conference for March 1, 2006, with a five day trial to be scheduled thereafter. Discovery is ongoing.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints. Discovery closed on November 1, 2005 and motions for summary judgment are due to be filed on January 24, 2006, with briefing on the motions to be completed in March 2006.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of covenants contained in the certificates of designations relating to Adelphia's preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Adelphia's Lawsuit Against Deloitte

        On November 6, 2002, Adelphia sued Deloitte & Touche LLC ("Deloitte"), Adelphia's former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte's alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia's financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family's misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

        Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun substantive discovery. On December 6, 2005, the court entered a case management order stating that all discovery shall be completed by June 5, 2006 and that the case be ready for trial by October 2, 2006.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Arahova Motions

        Substantial disputes exist between creditors of different Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007 issued by FrontierVision Holdings, L.P., an indirect subsidiary of Adelphia, and the creditors of Arahova and Adelphia (the "Inter-Creditor Dispute"). On November 7, 2005, the Arahova Noteholders' Committee filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the "Arahova/Century Debtors") who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Cenury Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP from representing the Arahova/Century Debtors in the Chapter 11 Cases or, in the alternative, the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan and related disclosure statement (the previous three motions, the "Arahova Emergency Motions"); and (iv) authorize the Arahova Noteholders' Committee to file confidential supplements containing certain information. The Bankruptcy Court scheduled a hearing on the Arahova Emergency Motions for January 4, 5, and 6, 2006.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company. However, the appointment of a Chapter 11 trustee pursuant to the request by the Arahova Noteholders' Committee, or a request by another party in interest, may lead to a default under the Second Extended DIP Facility, may prevent consummation of the Sale Transaction and would give TW NY and Comcast the right to terminate the Sale Transaction asset purchase agreements.

Series E and F Preferred Stock Conversion Postponements

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's 7.5% Series E Mandatory Convertible Preferred Stock ("Series E Preferred Stock") into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' net operating loss carryovers. On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock. Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Adelphia 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

        On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency ("EPA") pursuant to EPA's Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and recordkeeping requirements arising from the Company's storage and use of petroleum and batteries to provide backup power for its cable operations. This matter is at an early stage, but based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company's results of operations or financial condition.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company's financial position or results of operations.

Note 8. Additional Information

Reclassification

        Certain amounts for the forty-one months ended November 30, 2005 have been reclassified to conform with the November 30, 2005 monthly presentation.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Dispositions

        As more fully described in Note 5, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security monitoring business in Pennsylvania, Florida and New York for approximately $38,000,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750,000, subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business and a working capital adjustment. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction closed on February 28, 2005 for a preliminary purchase price of $40,200,000, subject to final adjustment.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

        Restricted cash is primarily comprised of proceeds from the sale of Century/ML Cable which are being held in escrow pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media described in Note 7, amounts that are collateralized on letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales and amounts that are required to be used to fund mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2005
(amounts in thousands)
Current restricted cash:
Collateralization of letters of credit	$18,585
Reduction events	2,087
Other	3,336

Current restricted cash	$24,008

Noncurrent restricted cash:
Proceeds from sale of investment	263,770
Other	2,741

Noncurrent restricted cash	$266,511

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $14,219,000 at November 30, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of November 30, 2005.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010,000 and $410,427,000 for the respective one and forty-one months ended November 30, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $46,823,000 and $1,443,592,000 for the one and forty-one month periods ended November 30, 2005, respectively. Included in these amounts are cash payments made by the Company of $18,145,000 and $594,352,000 for the one and forty-one month periods ended November 30, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan"). On April 20, 2005, the Bankruptcy Court entered an order authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Executive Vice President Continuity Program (the "EVP Stay Plan" and, together with the Stay Plan and the Sale Plan, the "Continuity Program"), and authorized the Executive Vice Presidents' participation in the Sale Plan (the "EVP KERP Order"). The Continuity Program is designed to motivate certain employees (other than the CEO and COO of the Company) to remain with the Company. With respect to the Continuity Program, in the event that (i) a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under the Continuity Program are payable, the total cost of the Continuity Program could reach approximately $34,100,000 (including approximately $1,400,000 payable under the EVP Stay Plan, approximately $9,800,000 payable under the Stay Plan, approximately $19,900,000 payable under the Sale Plan (including $1,850,000 payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order, and a $3,000,000 pool from which the CEO of Adelphia may grant additional stay or sale bonuses).

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of November 30, 2005 and October 31, 2005. As of June 30, 2005, the Managed Cable Entities do not include Coudersport and Bucktail. For additional information, see Note 7.

	Filing Entities	Brazil	Managed Cable Entities	Century/ML Cable and St. Marys	Total
November 30, 2005:
Basic customers	4,670,355	55,130	219,706	5,219	4,950,410
Digital customers	1,913,351	—	90,300	304	2,003,955
High speed internet customers	1,599,067	6,726	87,121	—	1,692,914

Total revenue generating units	8,182,773	61,856	397,127	5,523	8,647,279

October 31, 2005:
Basic customers	4,682,975	55,200	219,973	143,010	5,101,158
Digital customers	1,908,407	—	89,994	67,226	2,065,627
High speed internet customers	1,581,154	6,553	86,322	18,243	1,692,272

Total revenue generating units	8,172,536	61,753	396,289	228,479	8,859,057

Note 9. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 34 are for the period from November 1 through November 30, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended November 30, 2005	Reference
Gross wages paid	$45,383,031	Schedule I
Employee payroll taxes withheld	9,910,171	Schedule I
Employer payroll taxes due	3,179,380	Schedule I
Payroll taxes paid*	12,918,113	Schedule II*
Sales and other taxes due	7,083,247	Schedule III
Gross taxable sales	86,504,397	Schedule III
Real estate and personal property taxes paid	6,294,211	Schedule IV
Sales and other taxes paid	6,404,200	Schedule V
Cash disbursements	354,339,411	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended November 30, 2005

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
11-Nov-05	$21,459,873	$4,569,284	$1,508,857
25-Nov-05	$23,923,158	$5,340,887	$1,670,523

Total	$45,383,031	$9,910,171	$3,179,380

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended November 30, 2005

Payee	Payroll Taxes Paid	Payment Date
MASSACHUSETTS DIVISION OF	$683	11/4/2005
BUREAU OF EMPLOYMENT SERVICES	4	11/8/2005
DEPARTMENT OF LABOR & EMPLOYMEN	37	11/8/2005
COLUMBUS CITY TREASURER	1,457	11/10/2005
NEBRASKA DEPARTMENT OF REVENUE	3	11/10/2005
THE CITY OF JACKSON TREASURER	100	11/10/2005
WEST VIRGINIA DEPT OF TAX & REV	9,095	11/10/2005
INTERNAL REVENUE SERVICE	5,289,877	11/14/2005
STATE OF ALABAMA	4,281	11/14/2005
STATE OF ARIZONA	3,097	11/14/2005
STATE OF CALIFORNIA	159,212	11/14/2005
STATE OF COLORADO	65,677	11/14/2005
STATE OF CONNECTICUT	11,164	11/14/2005
STATE OF GEORGIA	7,545	11/14/2005
STATE OF IDAHO	4,588	11/14/2005
STATE OF INDIANA	917	11/14/2005
STATE OF KANSAS	315	11/14/2005
STATE OF KENTUCKY	17,389	11/14/2005
STATE OF MAINE	19,919	11/14/2005
STATE OF MARYLAND	14,344	11/14/2005
STATE OF MASSACHUSETTS	26,518	11/14/2005
STATE OF MISSISSIPPI	2,300	11/14/2005
STATE OF NEW JERSEY	37	11/14/2005
STATE OF NEW YORK	93,595	11/14/2005
STATE OF NORTH CAROLINA	11,615	11/14/2005
STATE OF OHIO	71,437	11/14/2005
STATE OF OKLAHOMA	242	11/14/2005
STATE OF PENNSYLVANIA	84,572	11/14/2005
STATE OF SOUTH CAROLINA	3,536	11/14/2005
STATE OF VERMONT	15,353	11/14/2005
STATE OF VIRGINIA	50,331	11/14/2005
NEW YORK STATE DEPARTMENT OF TA	830	11/15/2005
INTERNAL REVENUE SERVICE	6,101,869	11/25/2005
STATE OF ARIZONA	4,084	11/25/2005
STATE OF CALIFORNIA	214,085	11/25/2005
STATE OF COLORADO	66,602	11/25/2005
STATE OF CONNECTICUT	11,111	11/25/2005
STATE OF GEORGIA	8,403	11/25/2005
STATE OF IDAHO	4,244	11/25/2005
STATE OF INDIANA	946	11/25/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended November 30, 2005

Payee	Payroll Taxes Paid	Payment Date
STATE OF KANSAS	409	11/25/2005
STATE OF KENTUCKY	18,488	11/25/2005
STATE OF MAINE	23,510	11/25/2005
STATE OF MARYLAND	18,871	11/25/2005
STATE OF MASSACHUSETTS	28,109	11/25/2005
STATE OF MICHIGAN	104	11/25/2005
STATE OF NEW YORK	110,060	11/25/2005
STATE OF NORTH CAROLINA	13,472	11/25/2005
STATE OF OHIO	82,066	11/25/2005
STATE OF OKLAHOMA	199	11/25/2005
STATE OF PENNSYLVANIA	88,533	11/25/2005
STATE OF SOUTH CAROLINA	4,175	11/25/2005
STATE OF VERMONT	18,480	11/25/2005
STATE OF VIRGINIA	55,723	11/25/2005
STATE OF WISCONSIN	738	11/25/2005
ASHTABULA INCOME TAX	402	11/26/2005
CENTRAL COLLECTION AGENCY	31,833	11/26/2005
CITY OF CHILLICOTHE	2,053	11/26/2005
CITY OF CLEVELAND HEIGHTS	5,210	11/26/2005
CITY OF GREENWOOD VILLAGE	304	11/26/2005
CITY OF MARION	829	11/26/2005
CITY OF NEWARK	3,204	11/26/2005
CITY OF PITTSBURGH	574	11/26/2005
COLUMBUS CITY TREASURER	1,303	11/26/2005
GEORGETOWN/SCOTT CO REVENUE	387	11/26/2005
LORAIN CITY TAX	1,750	11/26/2005
MISSOURI DEPARTMENT OF R	25	11/26/2005
MONTANA DEPARTMENT OF REVENUE	878	11/26/2005
RITA	12,778	11/26/2005
SCHOOL DISTRICT INCOME TAX	2,206	11/26/2005
TREASURER CITY OF OWENSBORO	749	11/26/2005
WEST VIRGINIA DEPT OF TAX & REV	9,277	11/26/2005
TOTALS	12,918,113

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
BANK OF AMERICA	$10	$1,066
BOARD OF EQUALIZATION	4	A
BOARD OF EQUALIZATION	22	294
BOARD OF EQUALIZATION	51	633
CA TELECONNECT FUND	1	533
CCHCF-A	1	533
CHCF-B	13	533
CITY OF ALBION	392	6,537
CITY OF BALDWIN PARK	5,095	169,835
CITY OF BEAUMONT	3,734	124,472
CITY OF BRAWLEY	8,383	209,579
CITY OF CHARLOTTESVILLE	53,665	536,653
CITY OF COLORADO SPRINGS	108	4,327
CITY OF COLTON	9,952	191,303
CITY OF ENGLEWOOD	—	1,459
CITY OF FONTANA	171	3,424
CITY OF GUNNISON	0	42
CITY OF HERMOSA BEACH	21,846	364,102
CITY OF HOLTVILLE	1,981	39,618
CITY OF KELSO	6,494	108,229
CITY OF LA HABRA	25,971	432,856
CITY OF LONGVIEW	22,119	368,648
CITY OF LOS ANGELES	—	1
CITY OF MORENO VALLEY	65,345	1,089,086
CITY OF PALOUSE	529	7,557
CITY OF PETERSBURG	18,679	93,393
CITY OF PICO RIVERA	12,206	244,112
CITY OF PLACENTIA	15,770	450,571
CITY OF PORT HUENEME	10,590	264,759
CITY OF REDONDO BEACH	46,774	984,722
CITY OF RIALTO	38,620	482,749
CITY OF SAN BERNARDINO	63,208	797,067
CITY OF SAN BUENAVENTURA	36,194	723,878
CITY OF SANTA MONICA	161,481	1,614,818
CITY OF WAYNESBORO	28,186	281,859
CITY OF WINCHESTER	15,955	159,551
COLORADO DEPT. OF REVENUE	1,205	65,752
COLORADO DEPT. OF REVENUE	2,910	79,318
COMMISSIONER OF REVENUE SERVICES	300,162	5,717,360

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
COMMISSIONER OF REVENUE SERVICES	360,670	6,011,154
COMMONWEALTH OF MASSACHUSETTS	7,419	148,360
COMPTROLLER OF MARYLAND	886	17,718
COMPTROLLER OF MARYLAND	20,793	415,854
COUNTY OF MONTGOMERY	7,985	79,851
FLORIDA DEPARTMENT OF REVENUE	3,510,597	24,820,418
FLORIDA DEPARTMENT OF REVENUE	171,674	2,632,772
GEORGIA DEPARTMENT OF REVENUE	17,918	299,868
IDAHO STATE TAX COMMISSION	6,124	113,797
INDIANA DEPARTMENT OF REVENUE	28,348	472,473
INTERNAL REVENUE SERVICE	22,787	759,566
KANSAS DEPT. OF REVENUE	14,048	186,072
KENTUCKY REVENUE CABINET	3,430	57,184
KENTUCKY REVENUE CABINET	209,092	6,975,288
MAINE REVENUE SERVICES	6,173	123,436
MAINE REVENUE SERVICES	263,399	5,267,968
MISSISSIPPI STATE TAX COMMISSION	38,860	555,144
MISSISSIPPI STATE TAX COMMISSION	1,437	20,525
NC DEPARTMENT OF REVENUE	21,184	290,073
NECA — TRS	2,601	—
NECA PAUSF	1,182	—
NEUSTAR; FIRST UNION BANK	564	—
NYS CORPORATION TAX	2,879	—
NYS CORPORATION TAX	32,836	—
NYS SALES TAX PROCESSING	8,665	119,636
OKLAHOMA TAX COMMISSION	469	16,726
PA DEPARTMENT OF REVENUE	230,431	4,072,586
PSU	174	—
SOUTH CAROLINA DEPT. OF REVENUE	53,284	803,349
STATE OF NEW HAMPSHIRE	116,053	1,657,898
STATE TAX DEPARTMENT	312,933	5,215,551
TN DEPARTMENT OF REVENUE	65,855	820,200
TOWN OF BLACKSBURG	15,104	151,036
TOWN OF MT CRESTED BUTTE	1,126	25,024
TOWN OF SOUTH BOSTON	4,860	48,601
TREASURER STATE OF OHIO	171,793	2,471,809
VERMONT DEPARTMENT OF TAXES	349,970	5,832,847
VERMONT DEPARTMENT OF TAXES	272	4,530
VIRGINIA DEPARTMENT OF TAXATION	16,388	327,761
WASHINGTON DEPT. OF REVENUE	5,032	65,603

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
WYOMING DEPARTMENT OF REVENUE	125	2,490

Total	$7,083,247	$86,504,397

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2005

Payee	Amount Paid	Check Date
ADAMS COUNTY TREASURER	$2,655	11/01/05
ALACHUA COUNTY	3,277	11/30/05
ARGYLE CENTRAL SCHOOL DISTRICT	—	11/01/05
ARGYLE CENTRAL SCHOOL DISTRICT	4,061	11/30/05
BAILEYVILLE TOWN	4,382	11/26/05
BARING PLANTATION TOWN	878	11/14/05
BERKHEIMER OUTSOURCING	39	11/04/05
BETHEL TOWN	9,163	11/14/05
BLACKBURN CENTER, LLC	433	11/26/05
BREVARD COUNTY	16,087	11/30/05
BRIDGTON TOWN	17,647	11/14/05
BROOKFIELD TOWN	444	11/01/05
CABOT TOWN TAX COLLECTOR	978	11/14/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	11/23/05
CAMDEN TOWN	5,459	11/14/05
CANAAN TOWN	4,356	11/01/05
CARROLL COUNTY	254	11/26/05
CHARLESTON TOWN	6,468	11/01/05
CHARLOTTE ENTERPRISES LP	36,749	11/02/05
CITY OF LYNCHBURG	69	11/14/05
CITY OF NEWPORT	4,850	11/14/05
CITY OF SALEM	1,591	11/29/05
COUNTY OF CITRUS	46,291	11/22/05
COUNTY OF CITRUS	1,442	11/30/05
COUNTY OF OSCEOLA	93,633	11/30/05
DANBY-MT TABOR FIRE DISTRICT	142	11/14/05
DONALD E AND DORIS D BRADLEY	101	11/04/05
DORIS LAWTON	981	11/29/05
DUNKIRK CITY SCHOOLS	1,438	11/01/05
EAST MIDDLEBURY FIRE DIST. NO 1	92	11/01/05
EASTLAKE COMMERCIAL	61	11/23/05
EDGECOMB TOWN TAX COLLECTOR	876	11/26/05
ETCC SERVICING	7,968	11/01/05
FAUQUIER COUNTY TREASURER	2,547	11/01/05
FLING A. TRAYLOR	20,262	11/16/05
FORSYTH COUNTY TAX COLLECTOR	124	11/01/05
FRANKLIN TOWN	7,363	11/01/05
FRENCHBURG CITY TAX	155	11/14/05
GECFS BY APEX AS AGENT	4,824	11/10/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2005

Payee	Amount Paid	Check Date
GLENBURN TOWN	10,467	11/09/05
GLOUCESTER CITY	37	11/01/05
GLYNN CNTY. TAX COMMISSIONER	77,157	11/14/05
GWINNETT COUNTY	114,693	11/14/05
H.F.C.S. TAX COLLECTOR	5,445	11/01/05
HAMPSTEAD TOWN	1,959	11/14/05
HANCOCK TOWN	6,429	11/14/05
HENDRY COUNTY	22,384	11/30/05
HERMAN GRAHAM	849	11/08/05
HOCKING COUNTY TREASURER	25,735	11/01/05
HOCKING COUNTY TREASURER	1,134	11/09/05
HOLLIS TOWN TREASURER	9,520	11/30/05
ISKALO REAL ESTATE	2,251	11/04/05
J.J.D. ASSOCIATES OF	6,542	11/22/05
KIR TEMECULA L.P.	105	11/26/05
LAMOINE TOWN	2,433	11/01/05
LARRY SCHREDER	1,116	11/16/05
LAWRENCE L MATHENEY	4,149	11/14/05
LEE COUNTY TREASURER	5,145	11/01/05
LEEDS TOWN TAX COLLECTOR	931	11/01/05
LENOX TOWN TAX COLLECTOR	2,385	11/09/05
LIMERICK TOWN COLLECTOR	12,673	11/01/05
LINCOLN COUNTY TREASURER	1,464	11/26/05
LITCHFIELD TOWN TAX COLLECTOR	3,256	11/14/05
LOS ANGELES COUNTY	141	11/01/05
LOUDOUN COUNTY	25,915	11/14/05
LYNDON TOWN TAX	381	11/01/05
MARION COUNTY	25,447	11/30/05
MARLBORO TOWN TAX	510	11/01/05
MAXTON TOWN COLLECTOR	2,176	11/14/05
MIAMI-DADE COUNTY	595,117	11/26/05
MIAMI-DADE COUNTY	139,607	11/30/05
MONKTON TOWN TAX	1,034	11/30/05
MOUNT HOLLY TAX	629	11/01/05
MOUNT JOY TOWNSHIP	4,265	11/01/05
NEW WINDSOR TOWN	350	11/09/05
NEWPORT TOWN	3,412	11/14/05
NIAGARA FALLS SCHOOL DISTRICT	34,178	11/26/05
NICHOLSON TOWNSHIP	21	11/04/05
NORWICH CITY	8,110	11/01/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2005

Payee	Amount Paid	Check Date
OCONEE COUNTY	2,606	11/14/05
OKEECHOBEE COUNTY TAX COLLECTOR	20,516	11/26/05
OKEECHOBEE COUNTY TAX COLLECTOR	49,651	11/30/05
ORANGE COUNTY	80,269	11/01/05
ORANGE COUNTY	1,645	11/09/05
ORANGE COUNTY	275,687	11/26/05
ORLEANS VILLAGE	2,383	11/14/05
PALM BEACH COUNTY TAX COLLECTOR	2,771,478	11/26/05
PALM BEACH COUNTY TAX COLLECTOR	4,446	11/30/05
PENNINGTON GAP	109	11/01/05
PITNEY BOWES CREDIT CORPORATION	144	11/07/05
PITNEY BOWES CREDIT CORPORATION	2	11/16/05
PITNEY BOWES CREDIT CORPORATION	17	11/17/05
PITNEY BOWES CREDIT CORPORATION	9	11/30/05
PLYMOUTH TOWN	—	11/01/05
POLAND TOWN TAX COLLECTOR	24,426	11/01/05
POLK COUNTY TREASURE	35,015	11/26/05
READFIELD TOWN TAX COLLECTOR	6,309	11/01/05
READING TOWN TAX	1,997	11/04/05
REMSEN CENTRAL SCHOOL	7,396	11/01/05
RITE AID CORORATION	256	11/23/05
ROCKBRIDGE COUNTY	3,327	11/09/05
ROCKBRIDGE COUNTY	2,028	11/14/05
ROSS COUNTY TREASURER	7,403	11/01/05
SCOTT COUNTY TREASURER	290	11/14/05
SEBAGO TOWN TAX COLLECTOR	8,145	11/01/05
SHAW INDUSTRIES, LLC	14,641	11/04/05
SHEFFIELD TOWN TAX	954	11/01/05
SKELTON THOMAS F	2,225	11/29/05
SSD SYSTEMS	2	11/22/05
ST LUCIE COUNTY	687,091	11/30/05
STANDISH TOWN TAX COLLECTOR	17,356	11/14/05
STEAMTOWN MALL PARTNERS LP	203	11/04/05
STOCKTON SPRINGS TOWN	7,890	11/01/05
TOWN OF ANDOVER	588	11/01/05
TOWN OF ARLINGTON	11,214	11/01/05
TOWN OF BARTON	2,126	11/14/05
TOWN OF BENNINGTON	116,751	11/09/05
TOWN OF BRIDGEWATER	9,855	11/01/05
TOWN OF BRISTOL	8,948	11/01/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2005

Payee	Amount Paid	Check Date
TOWN OF CALAIS	1,044	11/14/05
TOWN OF CANTON	7,246	11/14/05
TOWN OF CARVER	7,435	11/01/05
TOWN OF CHARLESTOWN	158	11/09/05
TOWN OF CHARLOTTE	3,636	11/14/05
TOWN OF CHELSEA	2,678	11/01/05
TOWN OF CLARENDON	10,358	11/01/05
TOWN OF CORINNA	1	11/09/05
TOWN OF EAGLE LAKE	3,218	11/01/05
TOWN OF EASTON	5,633	11/01/05
TOWN OF FALMOUTH	24,326	11/09/05
TOWN OF GLOVER	396	11/26/05
TOWN OF GREAT BARRINGTON	5,739	11/01/05
TOWN OF HARDWICK TAX COLLECTOR	4,459	11/14/05
TOWN OF HARRISON	11,894	11/01/05
TOWN OF HINESBURG	12,323	11/14/05
TOWN OF KENNEBUNK	53	11/14/05
TOWN OF LEE	10	11/01/05
TOWN OF LIVERMORE	5,982	11/14/05
TOWN OF LOVELL TAX COLLECTOR	3,597	11/01/05
TOWN OF MEXICO	9,551	11/01/05
TOWN OF MORETOWN	1,378	11/01/05
TOWN OF MORRISTOWN	6,824	11/14/05
TOWN OF NEW VINEYARD	363	11/26/05
TOWN OF NEWCASTLE	1,526	11/26/05
TOWN OF PARIS	10,810	11/14/05
TOWN OF PLYMOUTH	87	11/09/05
TOWN OF PLYMOUTH	4,343	11/14/05
TOWN OF PLYMPTON	4,826	11/01/05
TOWN OF POWNAL	8,347	11/09/05
TOWN OF PRINCETON	3,708	11/01/05
TOWN OF RICHMOND	11,045	11/14/05
TOWN OF ROME, TAX COLLECTOR	3,489	11/01/05
TOWN OF SHAFTSBURY	7,444	11/14/05
TOWN OF SOUTH THOMASTON	3,325	11/30/05
TOWN OF TROY	3,068	11/01/05
TOWN OF WARREN	20,528	11/14/05
TOWN OF WATERBORO	16,515	11/14/05
TOWN OF WEST PARIS	1,650	11/04/05
TOWN OF WHITEFIELD	1,992	11/30/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2005

Payee	Amount Paid	Check Date
TOWN OF WOODSTOCK	7,510	11/01/05
TREASURER, TOWN OF EAST	5,934	11/14/05
TSC, LC	435	11/02/05
TSC, LC	435	11/23/05
TUNBRIDGE TOWN COLLECTOR	336	11/01/05
TURNER TOWN TAX COLLECTOR	1,435	11/01/05
UNION TOWN	7,028	11/26/05
UNITY TOWN TREASURER	1,540	11/01/05
UNITY TOWN TREASURER	908	11/30/05
VENTURA COUNTY TAX COLLECTOR	41,451	11/01/05
VILLAGE OF BARTON	549	11/14/05
VILLAGE OF NORTH BENNINGTON	10,059	11/09/05
VILLAGE OF OLD BENNINGTON	252	11/09/05
VINALHAVEN TOWN	1,469	11/01/05
WALDOBORO TOWN	9,707	11/14/05
WALKERSVILLE TOWN	2,984	11/01/05
WASHINGTON TOWN	232	11/17/05
WESTFIELD CENTRAL SCHOOL	15,766	11/01/05
WHITESBURG CITY	1,003	11/09/05
WILLIAMSTOWN TAX	663	11/04/05
WINDSOR TOWN	1,465	11/30/05
WISCASSET TOWN	9,986	11/14/05
WOLCOTT TOWN	466	11/09/05
YUMA COUNTY	288,303	11/01/05
TOTAL	6,294,211

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	$17,092	11/01/05
TOWN OF WINDSOR	Sales Tax	1	11/04/05
STATE OF NEW HAMPSHIRE	Utility Tax	115,948	11/04/05
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	1	11/08/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	8	11/08/05
CALIFORNIA HIGH COST FUND—B	Sales Tax	12	11/08/05
CALIFORNIA TELECONNECT FUND	Sales Tax	1	11/08/05
DEAF TRUST	Sales Tax	2	11/08/05
NECA VUSF	Gross Receipts Tax	51	11/09/05
INTERNAL REVENUE SERVICE	Federal Excise Tax	19,624	11/10/05
IDAHO STATE TAX COMMISSION	Sales Tax	6,046	11/10/05
INDIANA DEPT OF REVENUE	Sales Tax	1,910	11/10/05
NYS SALES TAX PROCESSING	Sales Tax	2,209	11/10/05
OKLAHOMA TAX COMMISSION	Sales Tax	450	11/10/05
VERMONT DEPT OF TAXES	Sales Tax	264	11/10/05
CITY OF BALDWIN PARK	Utility Tax	5,150	11/10/05
CITY OF BRAWLEY	Utility Tax	8,672	11/10/05
CITY OF COLTON	Utility Tax	9,908	11/10/05
CITY OF FONTANA	Utility Tax	168	11/10/05
CITY OF HERMOSA BEACH	Utility Tax	21,582	11/10/05
CITY OF HOLTVILLE	Utility Tax	2,048	11/10/05
CITY OF LA HABRA	Utility Tax	26,274	11/10/05
CITY OF MORENO VALLEY	Utility Tax	65,938	11/10/05
CITY OF PICO RIVERA	Utility Tax	12,219	11/10/05
CITY OF PLACENTIA	Utility Tax	15,946	11/10/05
CITY OF PORT HUENEME	Utility Tax	10,710	11/10/05
CITY OF REDONDO BEACH CA	Utility Tax	46,396	11/10/05
CITY OF RIALTO	Utility Tax	39,545	11/10/05
CITY OF SAN BERNARDINO	Utility Tax	63,130	11/10/05
CITY OF SAN BUENAVENTURA	Utility Tax	35,861	11/10/05
CITY OF SANTA MONICA	Utility Tax	160,921	11/10/05
TOWN OF ALBION	Utility Tax	366	11/10/05
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	467	11/11/05
OFFICE OF REGULATION	Gross Receipts Tax	232	11/11/05
CITY OF COLORADO SPRINGS	Sales Tax	110	11/11/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	1,819	11/11/05
KENTUCKY STATE TREASURER	Sales Tax	58	11/11/05
TREASURER STATE OF OHIO	Sales Tax	19,862	11/11/05
TOWN OF MT CRESTED BUTTE	Utility Tax	1,116	11/11/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF WINCHESTER	Sales Tax	486	11/14/05
CITY OF CHARLOTTSVILLE	Utility Tax	52,160	11/14/05
CITY OF WAYNESBORO	Utility Tax	27,707	11/14/05
CITY OF WINCHESTER	Utility Tax	15,870	11/14/05
COUNTY OF MONTGOMERY	Utility Tax	7,830	11/14/05
PETERSBURG CITY O(T)	Utility Tax	18,661	11/14/05
TOWN OF BLACKSBURG	Utility Tax	14,319	11/14/05
TOWN OF SOUTH BOSTON	Utility Tax	4,838	11/14/05
MAINE REVENUE SERVICES	Sales Tax	6,638	11/15/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	1,444	11/15/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	13,757	11/15/05
BOARD OF EQUALIZATION	Sales Tax	(7)	11/16/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	37,782	11/16/05
COMPTROLLER OF MARYLAND	Sales Tax	10,326	11/18/05
COMPTROLLER OF MD	Sales Tax	9,699	11/18/05
KENTUCKY REVENUE CABINET	Sales Tax	3,338	11/18/05
TREASURER STATE OF OHIO	Sales Tax	150,951	11/18/05
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	26,971	11/21/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,896	11/21/05
FLORIDA DEPT OF REVENUE	Sales Tax	159,128	11/21/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	17,622	11/21/05
INDIANA DEPARTMENT OF REVENUE	Sales Tax	10,108	11/21/05
INDIANA DEPT OF REVENUE	Sales Tax	16,223	11/21/05
MASS DEPT OF REVENUE	Sales Tax	7,669	11/21/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	20,895	11/21/05
PA DEPARTMENT OF REVENUE	Sales Tax	221,098	11/21/05
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	52,940	11/21/05
TENNESSEE DEPT OF REVENUE	Sales Tax	63,664	11/21/05
WASHINGTON DEPT OF REVENUE	Sales Tax	5,008	11/21/05
WEST VIRGINIA DEPT OF TAX	Sales Tax	100,188	11/21/05
WEST VIRGINIA STATE TAX DEPART	Sales Tax	186,232	11/21/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	23,890	11/21/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,482,469	11/21/05
NECA TRS	Federal USF	2,601	11/22/05
NEUSTAR INC	Federal USF	461	11/22/05
BOARD OF EQUALIZATION	Gross Receipts Tax	3	11/22/05
BOARD OF EQUALIZATION	Sales Tax	3	11/23/05
KENTUCKY REVENUE CABINET	Utility Tax	161,833	11/23/05
KANSAS DEPT OF REVENUE	Sales Tax	14,124	11/25/05
VERMONT DEPT OF TAXES	Sales Tax	350,097	11/25/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NEW YORK STATE SALES TAX	Sales Tax	5,213	11/28/05
CONNECTICUT DEPT OF REVENUE	Sales Tax	384,948	11/30/05

Total		$6,404,200

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,932,917
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,313
ACC OPERATIONS, INC.	081-02-41956	02-41956	10,675
ACC Properties 103, LLC	XXX-05-44167	05-44167	296
ACC Properties 105, LLC	XXX-05-44170	05-44170	—
ACC Properties 109, LLC	XXX-05-44171	05-44171	38
ACC Properties 121, LLC	XXX-05-44168	05-44168	—
ACC Properties 122, LLC	XXX-05-44174	05-44174	—
ACC Properties 123, LLC	XXX-05-44178	05-44178	—
ACC Properties 130, LLC	XXX-05-44190	05-44190	—
ACC Properties 146, LLC	XXX-05-44192	05-44192	—
ACC Properties 154, LLC	XXX-05-44193	05-44193	110,116
ACC Properties 156, LLC	XXX-05-44195	05-44195	1,750
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	598,287
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	417,612
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	7,106,029
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	682,065
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,087,902
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,470,305
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	7,962,761
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,937,154
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	700,736
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	719,804
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	638,789
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,690,173

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	273,644
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	1,087,674
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	270,646
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	291,478
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,559,061
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	143,183
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	49,443,566
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,876,867
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,955,151
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	14,150,606
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	1,495,007
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	3,718,554
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,666,800
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	170,151
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,064,721
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,506,366
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	72
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	4,829,106
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	32,713
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	878,619
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	430
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	351,989
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	764,957
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,314
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	451,684
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	164,568
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP.	081-02-41889	02-41889	132,093
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	349,998
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	22,193,399
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	234,740
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,500,299
CENTURY CAROLINA CORP.	081-02-41886	02-41886	582,850
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	319,858
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,675,875
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	2,848,025
CENTURY CULLMAN CORP.	081-02-41888	02-41888	285,955
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	284,045
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,750,576
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	33,980
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	181,185

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	156,525
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	553,500
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	321,941
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	159,307
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	961,847
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	540,490
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	99,897
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	617,337
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	209,896
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	4,644
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	48,244,473
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	12,713,593
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	282,138
CMA CABLEVISION ASSOCIATES XI, Limited Partnership	081-02-41807	02-41807	84,844
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	629,624
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	443,495
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	1,843
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, L.P.	081-02-41816	02-41816	162,261
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	2,072,939
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	1,119,636
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	25,696,736
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	—
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	2,420,108
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,903,222
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,270,447
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,091,957
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	154,933
KOOTENAI CABLE, INC.	081-02-41875	02-41875	955,795
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	228,006
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	16,000
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	309,309
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	322,821
MICKELSON MEDIA, INC.	081-02-41782	02-41782	148,461
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	180,749
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	5,051,272
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	678,230
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	3,188,418
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	8,347,479
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	1,699,546
PAGE TIME, INC.	081-02-41839	02-41839	650
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	202,719
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	23,756,079
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	453,510
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	214,817
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	148,440
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	719,222
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,202,505
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	17,145,993
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	131,462

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2005

Legal Entity	Account Number	Case Number	Disbursements
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	720,554
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	32,846
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	1,049,643
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	214,625
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	927,237
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,928,561
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	738,008
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	11,286,154
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	112,844
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	189,482
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	192,695
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	325,642
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,481,947
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	116,982
YOUNG'S CABLE TV CORP.	081-02-41915	02-41915	487,418
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,867,920

Total			$354,339,411

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 - 05/16/06
Commercial General Liability	AIG (American Home Assurance Co)	5741722	05/16/05 - 05/16/06
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—2713236 VA—2713235 All other states—2713234	05/16/05 - 05/16/06
Excess Automobile Liability	AIG (Lexington)	All States—1507622	05/16/05 - 05/16/06
Worker's Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6690514; 6609515; 6609516; 6609517	05/16/05 - 05/16/06
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 - 10/15/06
Employment Practices Liability	AXIS Reinsurance Co.	RBN505212	03/18/05 - 03/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 - 11/01/06
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 05/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 05/16/06
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04 - 12/31/05
New York Disability	MetLife	117359	12/01/04 - 12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage (2000266)	01/01/05 - 01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 - 12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04 - 12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of 12/31/00 - 12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/05 - 05/16/06
Technology &Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 04/01/06

*
Ongoing means until the policy is cancelled by Adelphia or carrier.

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

  Exhibit 99.1